EXHIBIT 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

First [sic] Amendment to

Limited TCC® License Agreement

This First Amendment (“First Amendment”) is entered into as of this 22 day of March, 2002, (“First Amendment Effective Date”) between Tessera, Inc. (“Tessera”) and Intel Corporation (“Licensee”), and amends the Limited TCC License Agreement (“Agreement”) entered into by and between the parties having an Effective Date of October 22, 1996.

WHEREAS, Tessera desires to obtain the assistance of Licensee to promote the use of TCC packages having higher numbers of IC Contacts and multi-IC TCC packages, such as the Folded Stacked Package; and

WHEREAS, Licensee is willing to provide such assistance in exchange for reduced royalties under the Agreement.

1. Paragraph III.B, Royalty, is superseded by the following new Paragraph B:

B. Royalty. In addition to the Royalty Reduction Fees, Licensee shall pay a royalty for the license granted in Paragraph II.A, as shown below, in US currency. Royalty payments due Tessera hereunder are payable on each TCC package according to the total number of IC Contacts on each operational IC device in the package, as shown on the following schedule:

Number of IC Contacts	Royalty
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

The parties hereto agree the royalties scheduled above are substantially reduced to provide increased incentive for Licensee’s early adoption and proliferation of the Technology.

The parties will reasonably agree upon (a) a particular die type that has more than [*] IC Contacts for single-IC TCC packages (the “Selected Single-IC Package”), and (b) a particular package type for multi-IC TCC packages (the “Selected Multi-IC Package”), either of which may be referred to as a “Selected Package.” The parties’ selection criteria for each Selected Package shall include their commercial acceptance and commercial viability. Upon satisfaction of the six (6) requirements specified below for the Selected Single-IC Package, Licensee shall pay a per-IC royalty for each single-IC TCC package, according to the number of IC Contacts, as shown in the schedule below (“Reduced Royalty Schedule); upon satisfaction of the six (6) requirements specified below for the Selected Multi-IC Package, Licensee shall pay a per-IC royalty for each multi-IC TCC package, according to the number of IC Contacts in each IC, as shown in the Reduced Royalty Schedule, as follows:

TESSERA CONFIDENTIAL

Number of IC Contacts	Royalty Per IC
[*]	$	[	*]
[*]	$	[	*]
[*]	$	[	*]
[*]	$	[	*]
[*]	$	[	*]
[*]	$	[	*]
[*]	$	[	*]

Licensee shall satisfy the following requirements for the Selected Single-IC Package and the Selected Multi-IC Package to obtain the benefits of the Reduced Royalty Schedule for all single-IC TCC packages and multi-IC TCC packages, respectively:

i. pay Tessera royalties under the Initial/Volume Adjusted Royalty Schedule on one million Selected Packages;

ii. use reasonable efforts to persuade a significant production-level customer, such as a major handset OEM, to select the Selected Package for use in the customer’s products;

iii. release a comprehensive user’s guide regarding the Selected Package, with the same level of detail that appears in Licensee’s “Comprehensive User’s Guide for µBGA Packages”, and delivers 500 copies of the guide to Tessera (glossy cover and bound similar to the µBGA guide);

iv. deliver to Tessera 200 test vehicles that demonstrate the Selected Package design, which test vehicles will be considered non-confidential to Licensee;

v. use reasonable efforts to negotiate with substrate suppliers to reduce the cost of substrates needed for the Selected Package (in the case of the Selected Multi-IC Package, the substrate will be a two-metal substrate); and

vi. in the first formal product announcement of a product that uses the Selected Package, mention that the product utilizes technology developed by Tessera.

The parties agree to review the commercial acceptance and viability of the Selected Single-IC and/or Multi-IC Package on a quarterly basis until Selected Packages meet all six (6) requirements above. During such quarterly reviews, if the Selected Single-IC and/or Multi-IC Package is not making adequate commercial progress, the parties may substitute a different particular single-die for single-die TCC packages or package type for multi-IC TCC packages (“Substitute Selected Package”); provided, however, both parties mutually agree to the substituted package type. If a Substitute Selected Package is a single-IC TCC package, Licensee shall satisfy the above six (6) requirements for the Substitute Selected Package to obtain the benefits of the Reduced Royalty Schedule for all single-IC TCC packages; if a Substitute

TESSERA CONFIDENTIAL

Selected Package is a multi-IC TCC package, Licensee shall satisfy the above six (6) requirements for the Substitute Selected Package to obtain the benefits of the Reduced Royalty Schedule for all multi-IC TCC packages.

2. Paragraph V, Licensee Reports and Payment, is amended by replacing Paragraph B with the following new Paragraph B:

B. Licensee will submit with each payment, set forth in Paragraph V.A. above, an accounting of the total quantity of each type of TCC package manufactured by or for Licensee during a particular payment period, including a reasonably detailed description of the type of TCC package and IC type.

Except as modified by this First Amendment, the remaining terms and conditions of the Agreement are unchanged and apply with equal force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment by their duly authorized representatives as of the First Amendment Effective Date.

Tessera, Inc.		Intel Corporation

By:	/s/ BRUCE MCWILLIAMS	By:	/s/ DARIN G. BILLERBECK

Print Name: Bruce McWilliams		Print Name: Darin G. Billerbeck

Title: CEO		Title: V.P., GM Flash

Date: 3/25/02		Date: 3/22/02